                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 10, 1994


                      ASSOCIATED NATURAL GAS CORPORATION
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             (exact name of registrant as specified in its charter)

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Delaware                     1-1008                          84-1006841
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
(State or other              (Commission File                (IRS Employer
jurisdiction of              Number                          Identification No.)
incorporation)
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303 Seventeenth Street, Suite 900, Denver, Colorado                        80202
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number including area code: (303) 595-3331
                                                   -----------------------------




                                      N/A
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         (Former name or former address, if changed since last report)



                               Page 1 of 6 pages.
                            Exhibit Index on Page 4.
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Item 5.    Other Events.
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     Associated Natural Gas Corporation (the "Company") issued a press release on October 10, 1994, announcing that the Board of Directors of the Company had approved, and the Company had entered into, an Agreement and Plan of Merger dated as of October 9, 1994, with Panhandle Eastern Corporation, a Delaware corporation and Panhandle Acquisition Two, Inc., a newly formed Delaware corporation (collectively "PEC"), relating to the proposed merger of the Company with and into PEC, as a result of which, the Company will become a wholly-owned subsidiary of PEC. A copy of the press release is attached hereto as Exhibit 1 and is incorporated herein by reference.


Item 7(c).  Exhibits.
            --------

     1. Press Release dated October 10, 1994 regarding the Agreement and Plan of Merger among the Company and PEC.
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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ASSOCIATED NATURAL GAS CORPORATION


                                        By:       /s/ HOWARD R. LOGAN, JR.
                                           ------------------------------------
                                        Name:   Harold R. Logan, Jr.
                                        Title:  Senior Vice President - Finance


Dated:  October 10, 1994
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                                 EXHIBIT INDEX
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EXHIBIT                                                                   PAGE
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
1.   Press Release dated October 10, 1994 regarding the Agreement and       5
     Plan of Merger among the Company and PEC.
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